UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

(Rule 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrantþ Filed by a Party other than the Registranto Check the appropriate box:

o	Preliminary Proxy Statement

o	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

o	Definitive Proxy Statement

þ Definitive Additional Materials o Soliciting Material Pursuant to §240.14a -12

Texas Industries, Inc. (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box): þ No fee required.

o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

o Fee paid previously with preliminary materials.o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY GOVERNANCE REAFFIRMS SUPPORT FOR TEXAS INDUSTRIES
NOMINEES FOR BOARD OF DIRECTORS

October 16, 2008 - Dallas, Texas - Texas Industries, Inc. (NYSE: TXI) today announced that PROXY Governance, Inc. (“PROXY Governance”) has reaffirmed its recommendation that Texas Industries’ shareholders vote FOR Texas Industries’ slate of directors.

In its report released October 16, 2008, PROXY Governance concluded:

“While the company faces strong near-term headwinds, particularly in Southern California, the company’s long-term strategy, we believe, is credible and warrants the continued support of shareholders."

Mel Brekhus, President and Chief Executive Officer of Texas Industries, said, “We are very pleased that PROXY Governance, an independent and highly respected proxy advisory firm, has reaffirmed its support for the Board’s two nominees following its careful review of the facts. We highly value the opinion of PROXY Governance, and remind our shareholders that it is very important that they send in their proxies.”

Texas Industries strongly encourages shareholders to vote FOR Sam Coats and Thomas Ransdell. Shareholders who have questions, or need assistance in voting their shares, should call Texas Industries’ proxy solicitor, Morrow & Co., LLC at 1-800-662-5200.

NOTE: Permission to use quotations from the PROXY Governance report was neither sought nor obtained.

*****

Forward-Looking Statements

Certain statements contained in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on Texas Industries’ business; changes in economic conditions specific to any one or more of Texas Industries’ markets; the cyclical and seasonal nature of Texas Industries’ business; construction activity in Texas Industries’ markets; changes in demand; abnormal periods of inclement weather; unexpected periods of equipment downtime; changes in costs of raw materials, fuel and energy; changes in the cost or availability of transportation; unexpected operational difficulties; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; inability to timely execute announced capacity expansions; ongoing volatility and uncertainty in the capital markets; the impact of environmental laws, regulations and claims, and changes in governmental and public policy; and other risks and uncertainties described in Texas Industries’ reports on SEC Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and Texas Industries assumes no obligation to publicly update such statements.

Important Additional Information

Texas Industries and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Texas Industries in connection with the matters described herein. Information regarding the special interests of the directors and executive officers of Texas Industries are available in the definitive proxy statement filed by Texas Industries on August 29, 2008, in connection with the Annual Meeting of Shareholders to be held on October 21, 2008. Texas Industries shareholders are strongly encouraged to read the definitive proxy statement and the accompanying proxy card, and any amendments as they contain important information, including information relating to the participants in Texas Industries solicitation of proxies. In addition, Texas Industries files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. Shareholders can obtain the definitive proxy statement, the proxy card, any amendments or supplements to the proxy statement and other documents filed by Texas Industries with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement, the proxy card, any amendments and supplements to the proxy statement and any other document filed by Texas Industries with the Securities and Exchange Commission are also available for free at Texas Industries’ Internet website at www.txi.com or by writing to Texas Industries at 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC., at (800) 662-5200.